Exhibit 99.1

Contact:    Roger Hopkins, Chief Accounting Officer
Phone:     615-890-9100
NHI Announces $180M Loan for Arizona CCRC Project with LCS
MURFREESBORO, Tenn.--(December 21, 2018) -- National Health Investors (NYSE: NHI) announced today it has agreed to lend up to $180 million to recapitalize and finance the expansion of Sagewood, a 567-unit Continuing Care Retirement Community (“CCRC”) in Phoenix, Arizona. At closing, NHI funded $86.8 million of this commitment. The Class A CCRC currently consists of 316 independent living units, 44 assisted living units, 28 memory care units and 78 skilled nursing beds, and the project will fund the completion of a 101-unit independent living expansion. Serving the greater Phoenix/Scottsdale area, the existing independent units have approached 100% occupancy in 2018 and the Phase II expansion independent living units are 96% presold.
The borrower is LCS-Westminster Partnership IV, LLP, a joint venture between Westminster Capital and LCS. The financing includes a $118.8 million senior loan and a $61.2 million construction loan with proceeds from the entrance fees of the new expansion to be applied to the construction loan balance. The average entrance fee per unit is projected to be $700,000. The senior loan (Note A) has a 10-year maturity and 7.25% interest rate that escalates 10 basis points per year after the third year of the loan. The construction loan (Note B) has a 5-year maturity and an 8.5% interest rate. The notes were funded from borrowings on NHI’s revolving credit facility.
About LCS
Based in Des Moines, Iowa, and established in 1971, LCS is a leading provider of high-quality senior lifestyle products and services. The LCS Family of Companies focus on development, operations management, marketing and sales management, and strategic planning for Life Plan Communities, formerly referred to as Continuing Care Retirement Communities (CCRC), and rental independent living, assisted living, and memory care communities nationwide. The company also provides a full-service real estate private equity enterprise, insurance, national purchasing consulting services and in-home care. The companies of LCS serve thousands of seniors across the nation. For more information, visit www.LCSnet.com.

About Westminster Capital
Westminster Capital manages real estate investment strategies on behalf of private wealth capital, including sponsorship of closed-end investment funds and separate account portfolios totaling $860 million of investor capital. Westminster Capital makes commercial property investments throughout the United States across Industrial/Distribution, Apartments, Medical Office and Senior Living properties offering Value-Add to Opportunistic risk-reward returns. Founded in 1988, the firm is headquartered in Lake Forest, Illinois. www.westminstercapitalllc.com

About NHI
Incorporated in 1991, National Health Investors, Inc. (NYSE: NHI) is a real estate investment trust specializing in sale-leaseback, joint-venture, mortgage and mezzanine financing of need-driven and discretionary senior housing and medical investments. NHI’s portfolio consists of independent, assisted and memory care communities, entrance-fee retirement communities, skilled nursing facilities, medical office buildings and specialty hospitals. For more information, visit www.nhireit.com.
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company's, tenants', operators', borrowers’ or managers' expected future financial position, results of operations, cash flows, funds from operations, dividend and dividend plans, financing opportunities and plans, capital market transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, acquisition integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations, continued performance improvements, ability to service and refinance our debt obligations, ability to finance growth opportunities, and similar statements including, without limitation, those containing words such as “may”, “will”, “believes”, “anticipates”, “expects”, “intends”, “estimates”, “plans”, and other similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Such risks and uncertainties include, among other things; the operating success of our tenants and borrowers for collection of our lease and interest income; the success of property development and construction activities, which may fail to achieve the operating results we expect; the risk that our tenants and borrowers may become subject to bankruptcy or insolvency proceedings; risks related to governmental regulations and payors, principally Medicare and Medicaid, and the effect that lower reimbursement rates would have on our tenants’ and borrowers’ business; the risk that the cash flows of our tenants and borrowers would be adversely affected by increased liability claims and liability insurance costs; risks related to environmental laws and the costs associated with liabilities related to hazardous substances; the risk that we may not be fully indemnified by our lessees and borrowers against future litigation; the success of our future acquisitions and investments; our ability to reinvest cash in real estate investments in a timely manner and on acceptable terms; the potential need to incur more debt in the future, which may not be available on terms acceptable to us; our ability to meet covenants related to our indebtedness which impose certain operational; the risk that the illiquidity of real estate investments could impede our ability to respond to adverse changes in the performance of our properties; risks associated with our investments in unconsolidated entities, including our lack of sole decision-making authority and our reliance on the financial condition of other interests; our dependence on revenues derived mainly from fixed rate investments in real estate assets, while a portion of our debt bears interest at variable rates; the risk that our assets may be subject to impairment charges; and our dependence on the ability to continue to qualify for taxation as a real estate investment trust. Many of these factors are beyond the control of the Company and its management. The Company assumes no obligation to update any of the foregoing or any other forward looking statements, except as required by law, and these statements speak only as of the date on which they are made. Investors are urged to carefully review and consider the various disclosures made by NHI in its periodic reports filed with the Securities and Exchange Commission, including the risk factors and other information disclosed in NHI’s Annual Report on Form 10-K for the most recently ended fiscal year. Copies of these filings are available at no cost on the SEC’s web site at http://www.sec.gov or on NHI’s web site at http://www.nhireit.com.